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                                                                  EXECUTION COPY

                                 EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made this 10th day of February 1998, between Condor Technology Solutions, Inc., a Delaware corporation (the "Company"), and C. Lawrence Meador (the "Executive").

WHEREAS, the Executive is currently the President, Chief Executive Officer and sole shareholder of Management Support Technology Corp., a Delaware corporation ("MST"); and

WHEREAS, as a result of the proposed business combination (the "Business Combination") pursuant to that certain Agreement and Plan of Organization among the Company, its wholly-owned subsidiary MST Acquisition Corp., MST and the Executive (the "Merger Agreement"), MST will become a wholly-owned subsidiary of the Company; and

WHEREAS, the parties hereto wish to enter into an employment agreement to continue the employment of the Executive as the President and Chief Executive Officer of MST and to employ the Executive as the Vice Chairman of the Company following the Business Combination, and to set forth certain additional agreements between the Executive and the Company.

NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

     1.   TERM.

The Company will employ the Executive and will cause MST to employ the Executive, and the Executive will serve the Company and MST, under the terms of this Agreement for an initial term of three (3) years, commencing on the Closing Date (as defined in the Merger Agreement). Effective as of the expiration of such initial three-year term and as of each anniversary date thereof, the term of this Agreement shall be extended for an additional 12-month period unless, not later than two months prior to each such respective date, either party shall have given notice to the other party that the term shall not be so extended. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, as provided in
Section 4 hereof. The term of this Agreement, as in effect from time to time in accordance with the foregoing, shall be referred to herein as the "Term." The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

     2.   EMPLOYMENT.

     (a) Positions. The Company hereby (i) employs the Executive for the Employment Period as Chief Executive Officer of MST and, effective as of the Closing Date, as Vice Chairman

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of the Company, (ii) agrees to elect the Executive to serve as a director of
MST, and (iii) agrees to use its best efforts to cause the Executive to be nominated for election as a director of the Company, all for the Employment Term and on the terms and conditions set forth in this Agreement and conditioned on the Executive not being at any applicable time in breach of this Agreement.

     (b) Authority, Duties and Reporting. The Executive shall exercise such authority, perform such executive duties and functions and discharge such responsibilities as are reasonably associated with the Executive's positions, commensurate with the authority vested in the Executive's positions, pursuant to this Agreement and consistent with the By-Laws of the Company and MST, respectively. Without limiting the generality of the foregoing, (i) in his capacity as Vice Chairman of the Company, the Executive shall report directly and be responsible to the Board of Directors of the Company, and (ii) in his capacity as President and Chief Executive Officer of MST the Executive shall report directly and be responsible to the Chairman and Chief Executive Officer of the Company and the Board of Directors of MST. During the Employment Period, the Executive shall devote his full business time, skill and efforts to the business of the Company and MST; provided, however, that so long as Executive and the Company (acting through its Board of Directors) agree that Executive's service as Chief Information Officer of CIGNA Property & Casualty ("CIGNA") is consistent with the Company's objectives, the Company shall not require Executive to engage in activities that create a conflict of interest with his duties as Chief Information Officer of CIGNA and the Executive shall continue to serve in such capacity. Notwithstanding the foregoing, the Executive may devote his time to various personal endeavors including educational, civic, professional and other personal matters without seeking or obtaining approval by the Board of Directors of the Company (except with respect to serving on the boards of directors of other companies, for which the Executive will seek the approval of the Board of Directors), provided such activities and service do not materially interfere or conflict with the performance of his duties hereunder and, provided further, that such activities consistent with the Executive's past practices will not be deemed to materially interfere or conflict with the performance of his duties hereunder.

     (c) Location of Performance by Executive. The Company agrees that the executive offices of MST shall remain in the Boston, Massachusetts metropolitan area for the Term and that the Executive shall perform his duties primarily at such offices, except to the extent that the Executive performs his duties at CIGNA's offices. The Executive shall not be required to relocate by the Company.

     3.   COMPENSATION AND BENEFITS.

     (a) Salary. During the Employment Period, the Company shall pay or cause MST to pay to the Executive, as compensation for the performance of his duties and obligations under this Agreement, a base salary at the rate of $431,815 per annum, payable in arrears not less frequently than monthly (except as set forth in the proviso at the end of this sentence) in accordance with the normal payroll practices of MST; provided, however, that no monthly payments of the Executive's

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base salary shall be paid in 1997 and that the Executive's base salary for
1997 will be payable if MST's 1997 audited pre-tax income equals or exceeds $2,500,000, it being agreed that (i) for the purposes of calculating MST's 1997 audited pre-tax income, expenses, costs or other charges, whether they be legal, accounting, administrative or other, that are incurred by MST as a result of or that are related to the transactions contemplated by the Agreement and Plan of Organization among the Company, MST Acquisition Corp., MST and the Executive, dated as of October 1, 1997, shall be excluded in determining MST's 1997 audited pre-tax income, and (ii) the Company shall bear the costs of any such audit. Such base salary shall be subject to review each year for possible increase by the Board of Directors of the Company, but shall in no event be decreased from its then-existing level during the Employment Period.

     (b) Annual Bonus. During the Employment Period, with respect to a given fiscal year, the Company shall pay the Executive bonuses identical to the bonuses paid to the Chief Executive Officer of the Company for such fiscal year. Annual bonuses shall be payable by December 31 of each year.

     (c) Special Bonuses. In addition to the bonuses to which the Executive is entitled pursuant to Section 3(b) of this Agreement, for each potential acquisition target or a potential joint venture identified by the Executive that eventually is successfully acquired or consummated by the Company or its affiliate with the assistance of the Executive as reasonably required by the Company and as is compatible with the Executive's duties hereunder, the Company shall pay to the Executive immediately upon consummation of the transaction cash compensation of one percent (1%) of (i) the initial purchase price in the case of an acquisition (it being agreed that the Company shall also pay to the Executive cash compensation of one percent (1%) of any deferred or contingent consideration that is paid to such acquisition target at the same time that such deferred or contingent consideration is paid) or
(ii) the total investment by the Company or its affiliate in the joint venture in the case of a joint venture. In addition, if in 1997 the Executive identifies an acquisition or joint venture candidate that provides consulting services similar to that of MST, and the Company acquires such candidate, such candidate's 1997 pre-tax income shall be added to MST's 1997 pre-tax income for purposes of calculating MST's audited 1997 pre-tax income for the purposes of Section 3(a) of this Agreement.

     (d)  Stock Options.   During the Employment Term, the Company shall
grant and deliver to the Executive options to purchase such number of shares of the Company's common stock as equals the greater of (i) the number of shares subject to options granted to the Chairman of the Company and (ii) the number of shares subject to options granted to the Chief Executive Officer of the Company, such options to vest equally over three years and to have an exercise price equal to the fair market value of the common stock at the date of grant.

     (e) Other Benefits. During the Employment Period, the Executive shall be entitled to participate in all of the employee benefit plans, programs and arrangements of the Company in effect during the Employment Period that are generally available to senior executives of the Company, subject to and on a basis consistent with the terms, conditions and overall

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administration of such plans, programs and arrangements.  In addition, during the Employment Period, the Executive shall be entitled to fringe benefits and perquisites comparable to those of other senior executives of the Company, including, but not limited to, four weeks of paid vacation per year and the fringe benefits and perquisites currently provided to the Executive by MST, other than the provision to the Executive of a Company car.

     (f) Business Expenses. During the Employment Period, the Company shall reimburse the Executive for all documented reasonable business expenses incurred by the Executive in the performance of his duties under this Agreement, in accordance with the Company's policies.

     (g) Indemnification. During the Employment Period and thereafter, the Company shall indemnify the Executive to the fullest extent permitted by applicable law, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers, with respect to all costs, charges and expenses, including attorneys' fees, whatsoever incurred or sustained by the Executive in connection with any action, suit or proceeding (other than any action, suit or proceeding brought by the Company against the Executive) to which he may be made a party by reason of being or having been a director, officer or employee of the Company or MST or his serving or having served any other enterprise as a director, officer or employee at the request of the Company.

     4.   TERMINATION OF EMPLOYMENT.

     (a) Termination for Cause. The Company may terminate the Executive's employment hereunder for cause. For purposes of this Agreement and subject to the Executive's opportunity to cure as provided in Section 4 (c) hereof, the Company shall have "cause" to terminate the Executive's employment hereunder if such termination shall be the result of:

          (i) willful fraud or dishonesty in connection with the Executive's performance hereunder that results in material harm to the Company or MST;

          (ii) the failure by the Executive to substantially perform (other than by reason of disability) his duties hereunder that results in material harm to the Company or MST; or

          (iii) the conviction for, or plea of nolo contendere to, a charge of commission of a felony.

     (b) Termination for Good Reason. The Executive shall have the right at any time to terminate his employment with the Company and MST at any time and for any good reason. For purposes of this Agreement and subject to the Company's opportunity to cure as provided in Section 4 (c) hereof, the Executive shall have "good reason" to terminate his employment hereunder if such termination shall be the result of:

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          (i)  a material diminution during the Employment Period in the
     Executive's duties or responsibilities as set forth in Section 2 hereof;

          (ii) a breach by the Company or MST of the compensation and benefits provisions set forth in Section 3 hereof, which breach shall not have been cured within five business days of written notice thereof having been provided to the Company or MST by the Executive;

          (iii) a notice of termination by the Executive under Section 4 (c) hereof within 12 months following the occurrence of a Change in Control (as defined in Section 4 (e) hereof);

          (iv) the Executive shall not be elected or continue as a member of the Board of Directors of MST or the Company; or

          (v) a material breach by the Company of any other term of this Agreement.

     (c) Notice and Opportunity to Cure. Notwithstanding the foregoing, it shall be a condition precedent to the Company's right to terminate the Executive's employment for "cause" and the Executive's right to terminate his employment for "good reason" that (1) the party seeking the termination shall first have given the other party written notice stating with specificity the reason for the termination ("breach"); (2) if the Company is asserting that it has "cause" to terminate the Executive, the Company shall provide to the Executive an opportunity to appear before the Board to answer such grounds for termination; and (3) if such breach is susceptible of cure or remedy, a period of 30 days from and after the giving of such notice shall have elapsed without the breaching party having effectively cured or remedied such breach during such 30-day period, unless (i) such breach is a breach pursuant to
Section 4(b)(ii) hereof, in which case the 30 day period shall be reduced to 5 days, or (ii) such breach cannot be cured or remedied within 30 days, in which case the period for remedy or cure shall be extended for a reasonable time (not to exceed an additional 30 days), provided the breaching party has made and continues to make a diligent effort to effect such remedy or cure.

     (d) Termination Upon Death or Permanent and Total Disability. The Employment Period shall be terminated by the death of the Executive. The Employment Period may be terminated by the Company if the Executive shall be rendered incapable of performing his duties to the Company by reason of a "disability," defined as either (i) any medically determined physical or mental impairment that can be expected to result in death or that can be expected to last for a period of six or more consecutive months from the first date of the Executive's absence, or (ii) due to a total and permanent "disability" that can be expected to last for a period of six or more consecutive months from the first date of the Executive's absence, as such term is defined in the Company's long term disability insurance policy or contract as may be in effect from time to time for the benefit of employees of the Company (either, a "Disability"). If the Employment Period is terminated by reason of a Disability of the Executive, the Company shall give 30 days' advance

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written notice to that effect to the Executive.  If the existence of a
Disability hereunder is in dispute, it shall be resolved by two physicians, one appointed by the Executive and one appointed by the Company. If the two physicians so selected cannot agree as to whether or not the Executive has a Disability, the two physicians so selected shall designate a third physician and a majority of the three physicians so selected shall determine whether or not the Executive has a Disability.

     (e) Definition of Change in Control. A "Change in Control" shall be deemed to have taken place if:

          (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock are converted into cash, securities or other property other than a consolidation or merger of the Company in which the holders of the Company's voting stock immediately prior to the consolidation or merger shall, upon consummation of the consolidation or merger, own at least 50% of the voting stock of the surviving corporation, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company; or

          (ii) any person (as such term is used in Sections 13(d) and 14
     (d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall after the date hereof become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, which shall be deemed beneficially owned by such person); or

          (iii) individuals who at the date hereof constitute the entire Board and any new directors whose election by the Board, or whose nomination for election by the Company's stockholders, shall have been approved by a vote of at least a majority of the directors then in office who either were directors at the date hereof or whose election or nomination for election shall have been so approved (the "Continuing Directors") shall cease for any reason to constitute a majority of the members of the Board; or

          (iv) the sale by the Company of the majority of the capital stock of MST or all or substantially all of the assets of MST, or the liquidation or dissolution of MST.

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     5.   CONSEQUENCES OF TERMINATION.

     (a) Termination Without Cause or for Good Reason. In the event of termination of the Executive's employment or service in any capacity (including but not limited to service as Vice Chairman of the Company or as a director of MST or the Company) hereunder by the Company without "cause" (other than upon death or Disability) or by the Executive for "good reason" (each as defined in Section 4 hereof), the Executive shall be entitled to the following severance pay and benefits:

          (i) Severance Pay - severance payments in the form of continuation of the Executive's base salary as in effect immediately prior to such termination over the longer of: (A) the then-remaining Term hereof; or
     (B) 12 months (the "Severance Period").

          (ii) Benefits Continuation - continuation for the Severance Period of coverage under the group medical care, disability and life insurance benefit plans or arrangements in which the Executive is participating at the time of termination; provided, however, that the Company's obligation to provide such coverages shall be terminated if the Executive obtains comparable substitute coverage from another employer at any time during the Severance Period. The Executive shall be entitled, at the expiration of the Severance Period, to elect continued medical coverage in accordance with section 4980B of the Internal Revenue Code of 1986, as amended (or any successor provision thereto); and

          (iii) Stock Options - all options to purchase shares of the Company's Common Stock held by the Executive immediately prior to termination of employment shall become immediately vested and exercisable and, subject to the terms of the Company's 1997 Long-Term Incentive Plan, shall remain exercisable for the duration of the Severance Period.

     (b) Other Terminations. In the event of termination of the Executive's employment hereunder for any reason other than those specified in Section 5(a) hereof, the Executive shall not be entitled to any severance pay, benefits continuation or stock option rights contemplated by the foregoing, except as may otherwise be provided under the applicable benefit plans or award agreements relating to the Executive.

     6.   CONFIDENTIALITY.

The Executive agrees that he will not at any time during the Term hereof or at any time thereafter for any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of the Company, including, without limiting the generality of the foregoing, the techniques, methods or systems of its operation or management, any information regarding its financial matters, or any other material information concerning the business of the Company, its manner of operation, its plans or other material data. The provisions of this Section 6 shall not apply to (i) information that is public

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knowledge other than as a result of disclosure by the Executive in breach of this Section 6; (ii) information disseminated by the Company to third parties in the ordinary course of business; (iii) information lawfully received by the Executive from a third party who, based upon inquiry by the Executive, is not bound by a confidential relationship to the Company; or (iv) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Executive.

     7.   INVENTIONS.

The Executive is hereby retained in a capacity such that the Executive's responsibilities include the making of technical and managerial contributions of value to Company. The Executive hereby assigns to the Company all right, title and interest in such contributions and inventions made or conceived by the Executive alone or jointly with others during the Employment Period that relate to the business of the Company. This assignment shall include (a) the right to file and prosecute patent applications on such inventions in any and all countries, (b) the patent applications filed and patents issuing thereon, and (c) the right to obtain copyright, trademark or trade name protection for any such work product. The Executive shall promptly and fully disclose all such contributions and inventions to the Company and assist the Company in obtaining and protecting the rights therein (including patents thereon) in any and all countries; provided, however, that said contributions and inventions will be the property of the Company, whether or not patented or registered for copyright, trademark or trade name protection, as the case may be. The Executive hereby agrees to execute any documentation requested by the Company to be so executed if such request is made in order to carry out the purpose and terms of this paragraph. Inventions conceived by the Executive that are not related to the business of the Company will remain the property of the Executive.

     8.   NON-COMPETITION.

     (a) Subject to the limitations set forth in Sections 8(b) and 8(d), the Executive will not, for a period of four (4) years following the Closing Date, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature;

          (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Company or any of the subsidiaries thereof, within 100 miles of where MST or any of the Other Founding Companies (as defined in the Merger Agreement) conducted business prior to the effectiveness of the merger (the "Territory");

          (ii) call upon any person who is, at that time, within the Territory, an employee of the Company (including the subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of

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     the employ of the Company (including the subsidiaries thereof), provided that the Executive shall be permitted to call upon and hire any member of his or her immediate family;

          (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to the Closing Date, a customer of the Company (including the subsidiaries thereof), of MST or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company within the Territory;

          (iv) call upon any prospective acquisition candidate, on the Executive's own behalf or on behalf of any competitor in similar or incidental businesses or activities described in the Registration Statement (as defined in the Merger Agreement), which candidate, to the actual knowledge of the Executive after due inquiry, was called upon by the Company (including the subsidiaries thereof) or for which, to the actual knowledge of the Executive after due inquiry, the Company (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity; or

          (v) disclose customers, whether in existence or proposed, of MST to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that MST has in the past disclosed such information to the public for valid business reasons or disclosure is specifically required by law; provided, however, in the event disclosure is required by law, the Executive shall provide the Company with prompt notice of such requirement prior to making any disclosure so that the Company may seek a protective order.

     (b)  Investments in Competing Businesses.    Notwithstanding anything to
the contrary in Section 8(a), the foregoing covenant shall not be deemed to prohibit the Executive from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter so long as the Executive does not consult with or is not employed by such competitor.

     (c) Reasonable Restraint. It is agreed by the parties hereto that the covenant set forth in Section 8(a) imposes a reasonable restraint on the Executive in light of the activities and business of the Company (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of the Company; but it is also the intent of the Company and the Executive that such covenants be construed and enforced in accordance with the changing activities and business of the Company (including the subsidiaries thereof) throughout the term of this covenant.

     (d) (i) If prior to the fourth anniversary of the date hereof the employment of the Executive is terminated by the Company other than pursuant to Section 4(a) or the Executive terminates his employment pursuant to
Section 4(b), this Section 8 shall be void and cease to be

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binding on the Executive; provided, however, that if in such event the
Company continues to pay to the Executive the Executive's base salary pursuant to Section 3(a) at its then-existing level in accordance with its normal payroll practices through the fourth anniversary of the date hereof, then this Section 8 shall remain in full force and effect through such date.

     (ii) If the Employment Period is extended beyond the fourth anniversary of the execution hereof, this Section 8 shall remain in full force and effect so long as the Executive is employed by the Company and MST in compliance with this Agreement, and shall cease to be binding on the Executive immediately upon the termination of the Executive's employment for any reason whatsoever.

     (d) Damages. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the covenant set forth in Section 8(a), and because of the immediate and irreparable damage that could be caused to the Company for with it would have no other adequate remedy, the Executive agrees that, in the event of a breach by the Executive, the covenant set forth in Section 8(a) may be enforced by the Company by injunctions and restraining orders.

     9.   BREACH OF RESTRICTIVE COVENANTS.

The parties agree that a breach or violation of Section 6, 7 or 8 hereof will result in immediate and irreparable injury and harm to the innocent party, which party shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligation hereunder.

     10.  NOTICES.

For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     (a)  If to the Company, to:

          CONDOR TECHNOLOGY SOLUTIONS, INC.
          1650 Tysons Boulevard
          Suite 600
          McLean, VA  22102

     (b)  If to the Executive, to:

          C. LAWRENCE MEADOR
          3 Windy Hill Lane
          Wayland, MA  01778



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or to such other address as a party hereto shall designate to the other party by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

     11.  ARBITRATION:  LEGAL FEES.

Except as provided in Section 9 hereof, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in The Commonwealth of Massachusetts in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company shall reimburse the Executive for all reasonable legal fees and costs and other fees and expenses that the Executive may incur in respect of any dispute or controversy arising against the Company under or in connection with this Agreement; provided, however, that the Company shall not reimburse any such fees, costs and expenses if the fact finder determines that an action brought by the Executive was substantially without merit or the Executive is otherwise unsuccessful in such an action.

     12.  WAIVER OF BREACH.

Any waiver of any breach of the Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part of either the Executive or of the Company.

     13.  NON-ASSIGNMENT:  SUCCESSORS.

Neither party hereto may assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that (i) subject to the rights of the Executive under Section 4(b) hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger, consolidation or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company; and (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns or designees of the Executive to the extent of any payments due to the Executive hereunder. As used in this Agreement, the term "Company" shall be deemed to refer to any such successor or assign or the Company referred to in the preceding sentence.

     14.  WITHHOLDING OF TAXES.

All payments required to be made by the Company to the Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

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     15.  SEVERABILITY.

To the extent any provision of this Agreement or portion thereof shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

     16.  COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     17.  GOVERNING LAW.

This Agreement shall be construed, interpreted and enforced in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

     18.  ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement by the Company and the Executive with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Executive and the Company.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the
10th day of February, 1998.

                              CONDOR TECHNOLOGY SOLUTIONS, INC.



                              By:   /s/ KENNARD F. HILL
                                 ------------------------------------
                                 Name:  Kennard F. Hill
                                 Title: Chief Executive Officer

                              THE EXECUTIVE


                              /s/ C. LAWRENCE MEADOR
                              ---------------------------------------
                              C. Lawrence Meador


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